UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 2015

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 1, 2015, Peabody Energy Corporation (the “Company”) announced it is promoting Amy B. Schwetz, age 40, to Executive Vice President and Chief Financial Officer, effective as of July 1, 2015. Ms. Schwetz will also serve as the Company’s principal accounting officer, effective as of July 1, 2015. Ms. Schwetz has previously served with the Company as Senior Vice President of Finance and Administration - Australia, from June 2013 to June 2015; Senior Vice President of Finance and Administration - Americas, from March 2012 to June 2013; Vice President of Investor Relations, from December 2011 to March 2012; Vice President of Capital and Financial Planning, from November 2009 to December 2011; Director of Financial Planning, from August 2007 to October 2009; and Director of Compliance and Accounting Policies, from August 2005 to August 2007. Prior to joining the Company, Ms. Schwetz was employed by Ernst & Young LLP, an international accounting firm, where she held multiple audit roles over eight years. She holds a bachelor’s degree in Accounting from Indiana University, and is a Certified Public Accountant.
Ms. Schwetz replaces Michael C. Crews who, on June 28, 2015, notified the Board of Directors of the Company that he is resigning from his position as Executive Vice President and Chief Financial Officer of the Company, effective as of July 1, 2015. Mr. Crews will remain with the Company until the end of July 2015 to assist with the transition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION
July 2, 2015	By:	/s/ Bryan L. Sutter
		Name:	Bryan L. Sutter
		Title:	Vice President, General Counsel - Corporate and Assistant Secretary

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